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                                                                    Exhibit 23.2

                   Consent of Independent Public Accountants

As independent public accountants we hereby consent to the incorporation by reference in this registration statement of our reports dated April 9, 1998 and February 7, 1997 related to the Edwards and Lock Management Corporation annual financial statements included in The Fairchild Corporation's Form 8-K, and to all references to our Firm included in this Form S-4 registration statement to register $225,000,000 10 3/4% Senior Subordinated Notes due 2009.

Arthur Andersen LLP
Washington, D.C.
June 8, 1999